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                                                                   EXHIBIT 10.14

                               LICENSE AGREEMENT

THIS AGREEMENT, dated as of May 18, 2000 ("Effective Date"), is between Advanced Life Sciences, Inc. ("Licensor"), 12305 South New Avenue, Lemont, Illinois 60439, and MediChem Research, Inc., ("Licensee"), 12305 South New Avenue, Lemont, Illinois 60439, and shall modify and amend the previous Agreement dated October 31, 1999.

                                  WITNESSETH

WHEREAS, Licensor represents that it owns the rights to offer for sale, sell, make, and use the patent entitled "Biflavanoids and Derivatives Thereof as Antiviral Agents" (U.S. Patent No.: 5,948,918 granted September 7, 1999), and owns and controls all rights relating to the Licensed Technical Information (hereinafter defined); and

WHEREAS, Licensee desires to receive, and Licensor desires to grant to Licensee exclusive rights under such patent and to such technical information in the Licensed Territory (hereinafter defined), and Licensee desires to accept such rights, in accordance with the terms set forth below.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Definitions

     1.1 "Licensed Patent" means the patent entitled "Biflavanoids and Derivatives Thereof as Antiviral Agents." The Licensed Patent shall include all improvements, divisionals, continuations, continuations-in-part, re-examinations, and reissues thereof.

     1.2 "Licensed Technical Information" means unpublished research and development information, unpatented inventions, know-how, trade secrets, and technical information relevant to the Licensed Patent in the possession of Licensor or any of its Affiliates (hereinafter defined) at the Effective Date of this Agreement.

     1.3 "Exclusive License" means a license granting Licensee the manufacture the Licensed Products (hereinafter defined), to the exclusion of all other parties including Licensor.

     1.4 "Licensed Products" means any products derived from the use, development to and/or the improvement of the Licensed Patent.

     1.5 "Licensed Territory" means the United States of America.

     1.6 "Affiliate" means, with respect to each party, any corporation or other legal entity that directly or indirectly controls, is controlled by, or is under common control with, the party, but only for so long as said control continues. For purposes of this definition, "control" means the power, whether or not normally exercised, to direct the management and affairs of another corporation or other legal entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares shall in any case be deemed to confer control, provided that the direct or indirect ownership of a lower percentage of such securities shall not necessarily preclude the existence of control.
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     1.7 "Net Sales" shall mean the total gross receipts for sales of Licensed
     Products by or on behalf of Licensee or its sublicensees, and from selling, leasing, renting or otherwise making Licensed Products available to others whether invoiced or not, less returns and allowances actually granted in the normal course of business including but not limited to trading, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesale and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by Licensee, or sublicensee, and on its payroll, or for the cost of collections.

2. Confidentiality

     2.1. Licensee will hold Licensor's Confidential Information in the strictest confidence using such reasonable measures as it uses to protect the confidentiality of similar information belonging to it. All written (or otherwise recorded) originals and copies of confidential information must be returned to Licensor with the exception of one copy being reserved for file purposes only. The parties will use Confidential Information solely to perform the activities under this Agreement and will disclose Confidential Information only to their employees or contractors with a need to know such information. Notwithstanding the other provisions of this Agreement, nothing received by Licensee shall be considered Licensor's Confidential Information which (a) is now available or becomes available to the public without breach of this Agreement, (b) is released in writing by Licensor,
     (c) is lawfully obtained from a third party or parties, (d) is known to the Licensee prior to such disclosure, or (e) is at any time developed by Licensee independent of such disclosure. Licensor further agrees to release Licensee from any duty of confidentiality after seven (7) years have expired from the time of termination of the agreement.

3. Warranty of Title

     3.1. Licensor represents and warrants it is the sole owner of the Licensed Patent, and that it has the right to grant the License described in this Agreement.

4. License Grant

     4.1 Licensor grants to the Licensee an exclusive license to offer for sale, make, use, and sell the Licensed Patent in the Licensed Territory. Licensee shall have the right to assign and/or sublicense, in part or in whole, the Licensed Patent and/or the Licensed Technical Information, and shall have the right to procure manufacturing from third party contractors who are bound by confidentiality terms at least as strong as in this Agreement. Licensor shall, within thirty (30) days of the effective date of this Agreement make available to Licensee for its use the Licensed Technical Information in Licensor's possession needed to make the Licensed Products.

     4.2 Licensor agrees to keep Licensee fully and promptly informed of the status of the prosecution of the Licensed Patent and (c) consult with Licensee on all aspects of the prosecution of this application.

5. Patent Infringement

     5.1 In the event of third party infringement of the Licensed Patent in the Licensed Territory, the parties will develop a mutually acceptable plan for abatement of the infringement and shall contribute toward attorney's fees and costs in proportion to the loss of royalties or profits being caused by the infringement. In any lawsuit for infringement, both parties shall be named as plaintiffs,

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     Licensor shall control all aspects of the lawsuit, and any award or settlement shall be divided in proportion to each party's loss of royalties or profits.

6. Indemnification

     6.1 Licensee agrees to defend, indemnify, and hold Licensor harmless against all claims and actions as a result of any sales, property damage, or personal injury sustained by Licensee, its employees, or other third parties, as a result of misuse of the Licensed Patent or the Licensed Technical Information. Licensee will carry adequate product liability insurance.

7. Royalties & Milestones

     7.1 Licensee will pay Licensor a royalty of eight percent (8%) of all Net Sales of any of the Licensed Products.

     7.2 Licensor agrees to pay Licensee a milestone payment of $400,000.00 upon demonstrated Commercial Use.

     7.3 Licensor agrees to pay Licensee a milestone payment of $400,000.000 upon successful issuance of the Licensed Patent from the United States Patent and Trademark Office.

     7.4 Licensor agrees to pay Licensee a milestone payment of $100,000.000 for each publication in a Peer Reviewed Journal.

8. Intellectual Property

     8.1 Licensee agrees that Licensor will own all of the intellectual property rights that arise from Licensee inventions including developments to or improvements on the Licensed Patent.

9. Promotions and Marketing

     9.1 Both parties agree that, in promotions and marketing of the technology, Licensee and Licensor will use their names in conjunction with one another.

10. Term and Termination

     10.1. This Agreement may be terminated earlier by one or more of the following events:

       1. The mutual, written agreement of the Parties to terminate the Agreement;

       2. If a party to this Agreement makes a material breach of any provision herein, the non-breaching party will, in writing, provide the breaching party thirty days (30) to cure the breach.

       If not cured within the thirty-day period, the non-breaching party can, in writing, terminate this Agreement;

       3. The filing for bankruptcy, the acquisition, or the sale of a party to this Agreement will result in the termination of this Agreement; or

       5. The Licensed Patent expires.

11. Best Efforts

     11.1 Licensee agrees to use its best efforts to sell any of the Licensed Products in the Licensed Territory.

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12. Applicable Law

     12.1 The applicable law governing any cause of action arising out of this Agreement, or the performance by a party hereto, shall be governed by the laws of the United States of America and the State of Illinois.

13. Severability

     13.1 If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this agreement shall not in any way be affected or impaired thereby.

14. Miscellaneous

     14.1 Nothing contained herein, or done in pursuance of this Agreement, shall constitute the parties as entering into a legal partnership, joint venture, or any other business entity or business relationship other than that expressly described in this Agreement, or shall constitute a party hereto the agent for the other party for any purpose or in any sense whatsoever. This Agreement embodies the entire understanding of the parties with respect to the subject matter contained herein and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless signed by their respective duly authorized officers.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer or representative as of the date set forth below.

Advanced Life Sciences, Inc.                 MediChem Research, Inc.



___________________________                  ____________________________
Michael T. Flavin, Ph.D.                     John L.Flavin
President and CEO                            Executive Vice President



___________________________                  ____________________________
Date                                         Date

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